Exhibit 10.15

Employee Matters Agreement

between

Cypress Semiconductor Corporation

and

SunPower Corporation

October 6, 2005

EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (this “Agreement”) is entered into as of October 6, 2005, between Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), and SunPower Corporation, a California corporation (“SunPower”).

RECITALS

WHEREAS, Cypress currently owns all of the issued and outstanding capital stock of SunPower;

WHEREAS, Cypress and SunPower desire to enter into certain agreements to delineate and clarify their relationship and to further separate the businesses conducted by Cypress and SunPower (the “Separation”).

WHEREAS, in furtherance of the foregoing, Cypress and SunPower have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters.

WHEREAS, this Agreement shall be void and of no force and effect until the occurrence of the “Separation Date” as defined in that certain Master Separation Agreement (the “Separation Agreement”) between Cypress and SunPower dated as of October 6, 2005, as may be amended from time to time, (which, term, for the avoidance of doubt, is defined differently for purposes of this Agreement), at which time this Agreement shall become effective.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used herein (other than the formal names of Cypress Plans (as defined below) and related trusts of Cypress) and not otherwise defined in this Article I or elsewhere in this Agreement shall have the respective meanings assigned to them in the Separation Agreement.

Wherever used in this Agreement, the following terms shall have the meanings indicated below or as such term may be defined elsewhere in this Agreement, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

1.1 401(k) Plan. “401(k) Plan,” when immediately preceded by Cypress means the qualified retirement plan sponsored by Cypress that is intended to be tax-qualified under Code Section 401(a) and to include a cash or deferred arrangement under Code Section 401(k), and the associated trust that is intended to be exempt from taxation under Code Section 501(a). When immediately preceded by SunPower, “401(k) Plan” shall mean the qualified retirement plan that shall or may be established and maintained by SunPower for the benefit of eligible employees of SunPower that is intended to be tax-qualified under Code Section 401(a) and to include a cash or deferred arrangement under Code Section 401(k), and the associated trust that is intended to be exempt from taxation under Code Section 501(a).

1.2 Affiliate. “Affiliate” means, with respect to any specified Person, means any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise.

1.3 COBRA. ”COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608, and to the extent applicable, also includes the California Continuation Benefits Replacement Act, as amended, the Colorado Continuation Coverage Law, as amended, and any similar applicable state laws providing continuation of coverage benefits.

1.4 Code. “Code” means the Internal Revenue Code of 1986, as amended.

1.5 Cypress Employee. “Cypress Employee” means an individual who is: (a) actively employed by, or on leave of absence from, Cypress; (b) an employee or group of employees designated as Cypress Employees by Cypress and SunPower, by mutual agreement; or (c) an employee who, prior to the Separation Date, is on, or begins, a disability leave of absence until the earlier of (i) the employee’s termination of employment, (ii) the passage of six months as measured from the employee’s last day of active work, or (iii) the employee is medically released to return to work.

1.6 Disability Plans. “Disability Plans” means the disability plans offered by Cypress that covers or is offered to eligible Cypress employees.

1.7 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.8 FMLA. “FMLA” means the Family and Medical Leave Act of 1993, as amended from time to time.

1.9 Health and Welfare Plans. “Health and Welfare Plans,” when immediately preceded by Cypress, means the Cypress Health Plans, the Cypress Code Section 125 Plan (the “Cypress

125 Plan”), established and maintained by Cypress for the benefit of eligible employees of Cypress, and such other welfare Plans as may apply to such employees. When immediately preceded by SunPower, “Health and Welfare Plans” means the SunPower Health Plans, the SunPower Code Section 125 Plan (if applicable) (the “SunPower 125 Plan”), that shall or may be established and maintained by SunPower for the benefit of eligible employees of SunPower, and such other welfare Plans that SunPower may establish.

1.10 Health Plans. “Health Plans,” when immediately preceded by Cypress, means the medical, HMO, vision, dental Plans and any similar Plans. When immediately preceded by SunPower, “Health Plans” means the medical, HMO, vision, dental Plans and any similar Plans that shall or may be established by SunPower.

1.11 IPO. “IPO” means the effectiveness of the first registration statement, if any, that is filed by SunPower and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of SunPower’s securities.

1.12 IPO Date. “IPO Date” means the effective date of the IPO.

1.13 Leave of Absence Plans. “Leave of Absence Plans,” when immediately preceded by Cypress, means the personal, medical/disability, military, FMLA and other leave of absence programs that are offered, or may in the future be offered, from time to time under the personnel policies and practices of Cypress. When immediately preceded by SunPower, “Leave of Absence Plans” means the leave of absence programs that may be established by SunPower.

1.14 Liabilities. “Liabilities” means all debts, liabilities, expenses, costs, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

1.15 Option. “Option,” when immediately preceded by Cypress, means an option to purchase Cypress common stock pursuant to a Cypress Stock Plan. When immediately preceded by SunPower, “Option” means an option to purchase SunPower common stock pursuant to a SunPower Stock Plan.

1.16 Participating Company. “Participating Company” means: (a) Cypress; (b) any Person (other than an individual) that Cypress has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Cypress; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

1.17 Plan. “Plan” means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Cypress or SunPower.

1.18 Separation. “Separation” has the meaning set forth in the Recitals to this Agreement.

1.19 Separation Date. “Separation Date” means the date on which a Separation Event (as defined below) occurs, which date may be different for each of the Cypress Plans.

1.20 Separation Event. “Separation Event” means the earlier of: (1) a SunPower Change in Control, (2) such time as SunPower’s status as a Participating Company is not permitted by a Cypress Plan; (3) such time as SunPower’s status as a Participating Company is not permitted by applicable law; or (4) such time as it is determined in Cypress’s reasonable judgment that SunPower’s status as a Participating Company has or will result in an adverse consequence to, or have an negative impact on, Cypress or its employees, directors, officers, affiliates, agents or representatives.

1.21 Stock Plan. “Stock Plan,” when immediately preceded by Cypress, means any plan, program, or arrangement, other than the Cypress Stock Purchase Plan, pursuant to which employees, directors and consultants hold Cypress Options, Cypress restricted stock, or other Cypress equity incentives. “Stock Plan,” when immediately preceded by SunPower, means any plan, program, or arrangement, other than the SunPower Stock Purchase Plan, pursuant to which employees, directors and consultants hold SunPower Options, SunPower restricted stock, or other SunPower equity incentives.

1.22 Stock Purchase Plan. “Stock Purchase Plan,” when immediately preceded by Cypress, means the Cypress Employee Stock Purchase Plans. When immediately preceded by SunPower, “Stock Purchase Plan” means the SunPower Employee Stock Purchase Plans that shall be established by SunPower.

1.23 SunPower Change in Control. “SunPower Change in Control” shall mean: (a) such time as Cypress ceases to own at least a majority of the aggregate number of shares of all classes of SunPower’s common stock then outstanding; (b) the consummation of any purchase or acquisition by any person, entity or “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) other than Cypress of more than a 40% interest in the total outstanding voting securities or voting power thereof of SunPower, (c) any merger, consolidation, business combination or similar transaction involving SunPower pursuant to which the equity interests held in SunPower and retained following such transaction or issued to or otherwise received in such transaction by the shareholders of SunPower immediately preceding such transaction constitute less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (d) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of assets of SunPower representing more than 50% of the book value or fair market value of the assets of SunPower and its subsidiaries taken as a whole, or (e) any liquidation or dissolution of SunPower.

1.24 SunPower Employee. “SunPower Employee” means any individual who: (a) is actively employed by SunPower in the United States or the Philippines on the Separation Date; (b) moves to the employ of SunPower in the United States from the employ of Cypress at any time prior to the Separation Date; (c) is an employee or group of employees designated as SunPower Employees by Cypress and SunPower, by mutual agreement; or (d) is an individual in the United States hired by SunPower on or after the Separation Date.

ARTICLE II

GENERAL PRINCIPLES

2.1 Liabilities. Except as specified otherwise in this Agreement or as mutually agreed upon by SunPower and Cypress, SunPower shall pay to Cypress one-hundred percent (100%), of the Liabilities incurred with respect to Cypress Plans by SunPower as a Participating Company. Any Liabilities incurred with respect to SunPower Plans will be borne solely by SunPower.

2.2 Establishment of SunPower Plans. Nothing contained in this Agreement shall prevent SunPower from establishing all or any one of a SunPower Health Plan, SunPower 401(k) Plan, SunPower Stock Plans or such other SunPower Plan that SunPower deems appropriate, nor obligate SunPower or SunPower Employees to participate in the Cypress Plans. Cypress’s obligation to SunPower under each of the Cypress Plans, if any, shall terminate immediately upon SunPower’s adoption of a SunPower Plan intended to cover the benefits offered under such Cypress Plan.

2.3 Cypress Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement or as otherwise mutually agreed to by Cypress and SunPower, nothing in this Agreement shall preclude Cypress, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Cypress Plan, any benefit under any Cypress Plan or any trust, insurance policy or funding vehicle related to any Cypress Plans, or any employment or other service arrangement with Cypress Employees or SunPower Employees, consultants or vendors (to the extent permitted by law).

2.4 SunPower’s Participation in Cypress Plans.

(a) Participation in Cypress Plans. Except as specified otherwise in this Agreement, prohibited by law or the applicable Plan document, or as Cypress and SunPower may mutually agree, SunPower shall continue to be a Participating Company in the Cypress Plans until the earlier of: (1) a SunPower Change in Control, (2) such time as SunPower’s status as a Participating Company is not permitted by a Cypress Plan; (3) such time as SunPower’s status as a Participating Company is not permitted by applicable law; or (4) such time as it is determined in Cypress’s reasonable judgment that SunPower’s status as a Participating Company has or will result in an adverse consequence to, or have an negative impact on, Cypress or its employees, directors, officers, affiliates, agents or representatives.

(b) Cypress’s General Obligations as Plan Sponsor. Subject to Section 2.3, to the extent that SunPower is a Participating Company in any Cypress Plan, Cypress shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Cypress Plan, and shall have the sole and absolute discretion and authority to interpret such Cypress Plan, as set forth therein.

(c) SunPower’s General Obligations as Participating Company. SunPower shall perform, with respect to its participation in the Cypress Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable Cypress Plan; (ii) full cooperation with Cypress Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements Cypress has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Cypress has entered into an agreement relating to the Cypress Plans; and (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to leaves) to the extent not specified otherwise in this Agreement.

2.5 Terms of Participation by SunPower Employees in SunPower Plans.

(a) Non-Duplication of Benefits. Except as specified otherwise in this Agreement or as mutually agreed upon by SunPower and Cypress, Cypress and SunPower shall agree on methods and procedures, including amending the respective Plan documents, to prevent SunPower Employees from receiving duplicate benefits from the Cypress Plans and the SunPower Plans.

(b) Service Credit. Except as specified otherwise in this Agreement, with respect to SunPower Employees, SunPower shall make reasonable efforts to provide that all service, compensation and other determinations that affect benefits eligibility or vesting under each SunPower Plan, other than the SunPower Stock Plan and the SunPower Equity Incentive Plan (including, without limitation, the SunPower vacation policy, the SunPower 401(k) Plan and the SunPower Health and Welfare Plans), that, as of the adoption of such Plans, were recognized under the corresponding Cypress Plan shall, as of the effective date of such SunPower Plans, receive full recognition and credit and be taken into account under such SunPower Plan to the same extent as if such items occurred under such Cypress Plan, except to the extent that duplication of benefits would result.

2.6 Transition to SunPower Plans

Cypress and SunPower agree that any transition of SunPower Employees from Cypress Plans to SunPower Plans shall be done pursuant to the applicable Plan document and all applicable laws. No action shall be taken to remove SunPower Employees from any Cypress Plan without the consent and cooperation of Cypress, which consent shall not be unreasonably withheld.

2.7 Foreign Plans. SunPower and Cypress each intend that the matters, issues or Liabilities relating to, arising out of, or resulting from foreign plans and non-U.S.-related employment matters be handled in a manner that is in compliance with the requirements of applicable local law. All Liabilities incurred by non-U.S. SunPower Employee’s participation in any Cypress Plan, foreign or domestic, shall be the sole responsibility of SunPower, payable upon demand by Cypress or such SunPower Employee.

ARTICLE III

DEFINED CONTRIBUTION PLAN

3.1 401(k) Plan.

(a) 401(k) Plan. Cypress and SunPower shall use their best efforts to take any and all necessary actions for SunPower to continue as a Participating Company in the Cypress 401(k) Plan until a Separation Event has occurred with respect to the 401(k) Plan.

(b) 401(k) Plan: Assumption of Liabilities and Transfer of Assets. Effective no later than ninety (90) days after the Separation Date for the 401(k) Plan: (i) SunPower shall establish or cause to be established, the SunPower 401(k) Plan., (ii) the SunPower 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from SunPower Employees under the Cypress 401(k) Plan; (iii) Cypress shall cause the accounts of the SunPower Employees under the Cypress 401(k) Plan that are held by its related trust to be transferred to the SunPower 401(k) Plan and its related trust; and (iv) SunPower shall cause such transferred accounts to be accepted by such Plan and its related trust. SunPower and Cypress each agree to use their reasonable best efforts to accomplish this 401(k) Plan and related trust spin-off.

(c) Termination of Participating Company Status. Except as otherwise mutually agreed to by Cypress and SunPower, SunPower shall cease to be a Participating Company in the Cypress 401(k) Plan upon a Separation Event.

ARTICLE IV

HEALTH AND WELFARE PLANS

4.1 Health Plans.

(a) Cypress Health Plans. Cypress shall administer and be responsible for handling claims incurred under the Cypress Health Plans by SunPower Employees prior to a Separation Event, subject to the limitations as set forth in Section 4.1(c). Any determination made or settlements entered into by Cypress with respect to such claims shall be final and binding. SunPower shall be responsible for all financial and administrative (“run-out”) Liability and all related obligations and responsibilities for all claims incurred by SunPower Employees before the Separation Event, subject to the limitations as set forth in Section 4.1(c).

(b) Pending Treatments. Notwithstanding Section 4.1(a) above, all courses of treatment under the applicable Cypress Health Plan that have begun on or prior to a Separation Event with respect to SunPower Employees (or their eligible dependents) who are hospitalized on the Separation Date, shall be provided without interruption under the applicable SunPower Health Plan until the end of such hospitalization (“Uninterrupted Hospitalization Treatment”). For purposes of this Section 4.1(b) only, hospitalization is as defined under the applicable Health Plan and courses of treatment means that a SunPower Employee (or his or her eligible dependent), on or prior to the Separation Date, is receiving medical treatment for the specific illness or injury for which he or she is hospitalized on the Separation Date, and such Uninterrupted Hospitalization Treatment is applicable only to that specific illness or injury.

(c) Vendor Arrangements. If requested by SunPower, Cypress shall use reasonable efforts in assisting SunPower to procure, effective as of the Separation Date (or such earlier date(s) as Cypress and SunPower may mutually agree), the SunPower Health Plans.

(d) No Status Change. The transfer or other movement of employment between Cypress to SunPower at any time before the Separation Date shall neither constitute nor be treated as a “status change” or termination of employment under the Cypress Health Plans or the SunPower Health Plans.

4.2 Group Life Plan. SunPower shall, until a Separation Event (or such earlier date as Cypress and SunPower may mutually agree), continue to be a Participating Company in any Cypress group life insurance Plan.

4.3 Accidental Death & Dismemberment Plan. SunPower shall, until a Separation Event (or such earlier date as Cypress and SunPower may mutually agree), continue to be a Participating Company in any Cypress accidental death & dismemberment Plan.

4.4 Disability Plans.

(a) Short-Term Disability Plan. SunPower shall, until a Separation Event (or such earlier date as Cypress and SunPower may mutually agree), continue to be a Participating Company in the Cypress short-term Disability Plan.

(b) Long-Term Disability Plan. SunPower shall, until a Separation Event (or such earlier date as SunPower and Cypress may mutually agree), continue to be a Participating Company in the Cypress long-term Disability Plan.

4.5 Business Travel Accident Insurance. SunPower shall, until a Separation Event (or such earlier date as SunPower and Cypress may mutually agree), continue to be a Participating Company in any Cypress business travel accident insurance Plan.

4.6 Section 125 Plan. SunPower shall, until a Separation Event (or such earlier date as SunPower and Cypress may mutually agree), continue to be a Participating Company in the Cypress

125 Plan. Effective as of the Separation Date (or such earlier date as SunPower and Cypress may mutually agree), SunPower may, in its sole discretion, establish a SunPower 125 Plan for the benefit of SunPower Employees.

4.7 COBRA. Cypress shall be responsible for providing COBRA continuation coverage (for the applicable period of time as required by law, generally 18-36 months) to SunPower Employees and their eligible dependents who become eligible for such coverage prior to a Separation Event. Effective as of the Separation Date, SunPower shall be responsible for providing COBRA continuation coverage (or reimbursing premiums therefore) to SunPower Employees and their eligible dependents who become eligible for such coverage on and following a Separation Event.

4.8 Workers’ Compensation Plan. SunPower Employees shall, until a Separation Event (or such earlier date as Cypress and SunPower may mutually agree), continue to participate in the Cypress Workers’ Compensation Plans. Effective as of the Separation Date, SunPower shall establish or renegotiate the terms of the workers’ compensation plan for the benefit of SunPower Employees (the “Workers’ Compensation Plan”). Any Liabilities that accrue under the Workers’ Compensation Plan shall be Liabilities of SunPower.

4.9 Leave of Absence Plans. SunPower Employees shall, until a Separation Event (or such earlier date as Cypress and SunPower may mutually agree), continue to participate in the Cypress Leave of Absence Plans. Effective as of the Separation Date, SunPower Employees shall not be eligible to participate in the Cypress Leave of Absence Plans.

4.10 PTO Plan. SunPower Employees shall, until a Separation Event (or such earlier date as Cypress and SunPower may mutually agree), continue to participate in the Cypress PTO Plan. Effective as of the Separation Date, SunPower Employees shall not be eligible to participate in the Cypress PTO Plan.

4.11 Severance Plans. SunPower is not currently a Participating Company in Cypress’s severance plans. Cypress does not currently, nor does it intend to, handle the administration of a severance plan for SunPower Employees. SunPower shall be solely responsible for the administration of severance plans for SunPower Employees.

4.12 Deferred Compensation Plan. As of the Effective Date, SunPower Employees shall not be eligible to participate in the Cypress Deferred Compensation Plan.

4.13 Sabbatical Plan. Cypress does not currently, nor does it intend to, handle the administration of a sabbatical plan for SunPower Employees. SunPower shall be solely responsible for the administration of a sabbatical plan for SunPower Employees.

ARTICLE V

EQUITY AND OTHER COMPENSATION

5.1 Cypress Options.

(a) Further Participation. Existing Cypress Option Grants notwithstanding, SunPower Employees shall not be eligible to participate in the Cypress Stock Plan.

(b) Cypress Options held by SunPower Employees.

(i) General. Each outstanding Cypress Option held by a SunPower Employee, whether vested or unvested, shall remain an option to purchase Cypress common stock and shall continue to be subject to all of the terms and conditions of the applicable Cypress plan and option agreement including, but not limited to, the expiration date of the option.

(ii) Termination of Cypress Employment for Option Purposes. For purposes of Cypress Options, each SunPower Employee shall be deemed terminated from Cypress employment upon a Separation Event. In accordance with each SunPower Employee’s applicable Cypress Option agreement, each outstanding, unvested Cypress Option held by such employee shall be forfeited upon the deemed date of termination and each outstanding, vested Cypress Option held by such SunPower Employees shall remain outstanding and exercisable for that period of time following the termination of Cypress employment as is indicated in the applicable Cypress Option agreement.

(c) Certain Non-U.S. Optionees. Except as may otherwise be agreed upon by Cypress and SunPower, Section 5.1(a) shall govern the treatment of Cypress Options held by non-U.S. SunPower Employees.

5.2 Stock Purchase Plan. SunPower Employees shall not be eligible to participate in the Cypress Stock Purchase Plan.

ARTICLE VI

ADMINISTRATIVE PROVISIONS

6.1 Sharing of Participant Information. Cypress and SunPower shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Cypress Plans and the SunPower Plans during the respective periods applicable to such Plans. Cypress and SunPower and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

6.2 Costs and Expenses. SunPower shall reimburse Cypress for all direct and indirect costs and expenses related to the participation of SunPower Employees in any Cypress Plan. Payment for such direct and indirect costs shall be governed by the Master Transition Services Agreement between Cypress and SunPower of even date herewith.

ARTICLE VII

EMPLOYMENT-RELATED MATTERS

7.1 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any SunPower Employee or other former, present or future employee of Cypress or SunPower under any Cypress Plan or SunPower Plan or otherwise. Without limiting the generality of the foregoing: (a) no employee shall be deemed to have incurred a termination of employment solely by reason of the Separation or IPO; and (b) except as otherwise specified herein, no transfer of employment between Cypress and SunPower before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1 Effect if Separation Event, SunPower Change of Control or IPO Does Not Occur. If a Separation Event, SunPower Change of Control or IPO do not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of such event or otherwise in connection with such event, shall not be taken or occur except to the extent specifically agreed by SunPower and Cypress.

8.2 Limitation of Liability. IN NO EVENT SHALL CYPRESS BE LIABLE TO SUNPOWER FOR ANY ACTUAL, DIRECT, SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

8.3 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, excluding its conflict of law rules, to the extent not preempted by ERISA. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over any dispute or disagreement between the parties or under this Agreement.

8.4 Amendment. SunPower and Cypress may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the parties mutually deem advisable.

8.5 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors in interest, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any assignment without such consent shall be void. Any permitted assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall inure to the benefit of and be binding upon any permitted assignee.

8.6 Severability. If any term or other provision of this Agreement or the exhibits or schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

8.7 Interpretations. The headings contained in this Agreement, in any exhibit or schedule attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any exhibit or schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated.

8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

8.9 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

if to Cypress:

Cypress Semiconductor Corporation
198 Champion Court
San Jose, CA 95134
Attn: Brad Buss, Chief Financial Officer
Fax: (408) 943-4730

if to SunPower:

SunPower Corporation
430 Indio Way
Sunnyvale, CA 94085
Attn: Emmanuel Hernandez, Chief Financial Officer
Fax: (408) 739-7713

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

8.10 Conflicting Agreements. In the event of conflict between this Agreement and the Separation Agreement, the provisions of this Agreement shall prevail. In the event of conflict between this Agreement and the Indemnification and Insurance Matters Agreement entered into between Cypress and SunPower, the provisions of the Indemnification and Insurance Matters Agreement shall prevail.

8.11 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the exhibits and schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

8.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise or waiver of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the exhibits or schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

IN WITNESS WHEREOF, the parties have signed this Employee Matters Agreement effective as of the date first set forth above.

CYPRESS SEMICONDUCTOR CORPORATION	SUNPOWER CORPORATION

By:	By:

Name:	Name:

Title:	Title:

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